UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(AMENDMENT NO. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2022

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	001-39052	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street 18th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

(949) 333-1603

(Registrant's telephone number)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2022, Alexander D. Henderson, Iain Bratt, Jim Lupkin, and Shemori BoShae Guinn tendered their resignations from the Board of Directors (the “Outgoing Board”) of Toga Limited (the “Company”). Such resignations will all become effective upon the close of the special stockholders’ meeting currently scheduled to take place on July 6, 2022 at 5:00 pm PST (July 7, 2022 at 8:00 am Malaysia time) (the “Special Stockholders’ Meeting”). With the exception of Mr. Henderson, who was the Company’s Chief Financial Officer until July 2021, the Outgoing Board consists of independent directors who also serve as a member or a chair of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. Each resignation from a member of the Outgoing Board applies to all roles with the Company. The Outgoing Board’s decision to resign was based on the anticipated elections of a new board of directors consisting of Michael Toh Kok Soon, Seow Wen “Stanley” Jun, Chuah Ming Zhe, Chong Sheng Quan, and Chung Meng Chow (the “Incoming Board”) at the Special Stockholders’ Meeting, not the result of any disagreements with the board of directors, the Company, or any executive officer on matters related to the Company’s operations, policies, or practices.

The Outgoing Board is not currently aware of any plans to fill vacancies on various committees, though the Incoming Board will have the ability to make appointments constituting the board of directors and its various committees pursuant to the Company’s articles of incorporation, bylaws, and the charters of the various committees, which are currently available at https://togalimited.com/corporate-governance.

Item 8.01 Other Events.

An order was served on June 29, 2022 by the District Court of Clark County, Nevada, Department, 31, in Michael Toh Kok Soon vs. Alexander Henderson and Toga Limited, et. al. (Case No. A-21-841604-B), attached hereto as Exhibit 99.1 (the “Order”). The Order granted summary judgement against Michael Toh and in favor of Alexander Henderson and the Company’s joinder thereto, regarding Mr. Toh’s eight (8) claims for relief: (1) declaratory relief; (2) injunctive relief; (3) breach of contract; (4) breach of duty of good faith; (5) breach of loyalty; (6) breach of fiduciary duty; (7) unjust enrichment; and (8) intentional interference with contractual relations. All such claims failed and were subject to summary judgment, which Mr. Toh may appeal under Nevada law.

The Order includes detailed findings of fact and conclusions of law, explaining that it was “entered in favor of [Mr.] Henderson as to all claims advanced by [Mr. Toh] on both procedural grounds and substantive grounds.” Mr. Toh “failed to properly oppose Henderson’s Motion for Summary Judgment,” “failed to comply with the mandatory deadlines,” and “fail[ed] to comply with the mandatory prerequisites for bringing derivative claims against [Mr.] Henderson on behalf of [the Company].” The order also explained that an employment settlement between Mr. Henderson and the Company was entered in Mr. Henderson’s favor for $445,607, which is $180,000 less than the $625,607 sought by Mr. Henderson, where such settlement also included an agreement to address the $180,000 balance at a future date.

The above summary is just that – a summary – and should not be viewed as a substitute for reading the full Order. Accordingly, the above summary is qualified in its entirety by the Order attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Order served on June 29, 2022, issued by the District Court of Clark County, Nevada Department, 31, in Michael Toh Kok Soon vs. Alexander Henderson and Toga Limited, et. al. (Case No. A-21-841604-B)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: July 6, 2022	By:	/s/ Alexander D. Henderson
Alexander D. Henderson Chairman of the Board of Directors of Toga Limited

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